Exhibit 99.1

Payoneer Reports First Quarter 2024 Financial Results

Record quarterly revenue, up 19% year-over-year, driven by strong growth across the entire platform

21% volume growth, including 33% B2B volume growth

NEW YORK – May 8, 2024 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today reported financial results for its first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

						YoY
($ in mm)	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024	Change
Revenue ex. interest income	$141.9	$151.4	$147.6	$159.4	$162.9	15%
Interest income	50.1	55.3	60.4	64.9	65.3	30%
Revenue	$192.0	$206.7	$208.0	$224.3	$228.2	19%
Transaction costs as a % of revenue	14.1%	13.8%	14.6%	16.2%	14.9%	80 bps
Net income	$7.9	$45.5	$12.8	$27.0	$29.0	265%
Adjusted EBITDA	38.8	56.0	58.2	52.2	65.2	68%

Operational Metrics
Volume ($bn)	$15.3	$15.3	$16.3	$19.0	$18.5	21%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	491	495	502	516	530	8%
Revenue as a % of volume ("Take Rate")	125 bps	135 bps	127 bps	118 bps	124 bps	-1 bps
SMB customer take rate[2]	104 bps	110 bps	107 bps	100 bps	108 bps	4 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Merchant Services, divided by the associated volume from each respective channel.

“Payoneer delivered record quarterly revenue and strong profitability in the first quarter, driven by growth across all channels, including faster growth in our higher take rate B2B and Merchant Services businesses,” said John Caplan, Chief Executive Officer. “We grew ICPs by 8% and generated 21% volume growth, our highest growth rate in nearly 3 years. We are making steady progress against our strategic priorities, accelerating underlying revenue growth, and increasing profitability.”

First Quarter 2024 Business Highlights

●	8% active ICP growth, including 13% growth in larger ICPs who have on average over $10,000 per month in volume
●	21% volume growth year-over-year reflects:
o	B2B volume of $2.2 billion increased 33% year-over-year, driven by strong acquisition, improved ability to support more industries, and continued enhancements to our product features and functionality
o	Merchant Services (Checkout) volume of $92 million increased 217% year-over-year driven by strong acquisition of $10K+ customers
o	Marketplace volume of $11.0 billion increased 13% year-over-year led by continued strength from large ecommerce platforms
o	Enterprise payouts volume of $5.1 billion increased 34% year-over-year, led by the travel vertical where we increased the number of routes we serve compared to a year ago
●	$1.1 billion of spend on Payoneer cards, up 34% year-over-year, as we continue to successfully cross-sell our card product to customers
●	$5.9 billion of customer funds as of March 31, 2024, up 8% year-over-year
●	$51 million of share repurchases at a weighted average price of $4.84

2024 Guidance

“Payoneer’s first quarter results reflect strong growth across our entire platform. We delivered 21% growth in revenue excluding interest income and normalizing for the $7.5 million impact of certain non-volume fees earned in the prior year period, a significant acceleration compared to 8% in 2023,” said Bea Ordonez, Chief Financial Officer. “We are raising our 2024 guidance to reflect both the robust first quarter performance and our momentum heading into the second quarter. We continue to drive acquisition and improve retention of our most valuable customers while we enhance our financial stack and further penetrate the fast-growing B2B market.”

2024 guidance is as follows:

Revenue	$895 million - $905 million
Transaction costs	~17.5% of revenue
Adjusted EBITDA (1)	$200 million to $210 million

(1) Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2024 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, May 8, 2024. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as the current conflict between Israel and Hamas, and other economic, business and/or competitive factors; (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2023 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: as disclosed in the Company’s Form 10-K filed with the SEC on February 28, 2024, we have updated our methodology to adjust for previously disclosed limited exceptions where both received and sent payments were counted in volumes, such that we count volume only once for a customer that both receives and later sends payments.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023

Revenues	$228,183	$192,014

Transaction costs (Exclusive of depreciation and amortization shown separately below and inclusive of $438 and $421 in interest expense and fees associated with related party transactions during the three months ended March 31, 2024 and 2023, respectively)	33,966	27,081
Other operating expenses	40,283	40,095
Research and development expenses	32,051	29,280
Sales and marketing expenses	49,890	47,826
General and administrative expenses	24,209	26,681
Depreciation and amortization	9,408	6,039
Total operating expenses	189,807	177,002

Operating income	38,376	15,012

Financial income (expense):
Gain (loss) from change in fair value of Warrants	1,761	(252)
Other financial income, net	2,747	2,350
Financial income, net	4,508	2,098

Income before taxes on income	42,884	17,110

Taxes on income	13,910	9,172

Net income	$28,974	$7,938

Other comprehensive income (loss)
Unrealized loss on available-for-sale debt securities, net	(1)	—
Unrealized gain on cash flow hedges, net	34	—
Tax expense on unrealized gains on cash flow hedges, net	(6)	—
Other comprehensive income, net of tax	27	—

Comprehensive income	$29,001	$7,938

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.08	$0.02
— Diluted earnings per share	$0.08	$0.02

Weighted average common shares outstanding — Basic	359,306,195	360,220,161
Weighted average common shares outstanding — Diluted	378,715,301	388,308,279

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	Three months ended
	March 31,
	2024	2023
Revenue recognized at a point in time	$159,796	$131,892
Revenue recognized over time	662	7,844
Revenue from contracts with customers	$160,458	$139,736
Interest income on customer balances	$65,268	$50,058
Capital advance income	2,457	2,220
Revenue from other sources	$67,725	$52,278
Total revenues	$228,183	$192,014

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	Three months ended
	March 31,
	2024	2023
Primary regional markets
Greater China(1)	$81,358	$63,960
Europe(2)	43,455	38,621
Asia-Pacific(2)	33,365	25,381
North America(3)	23,010	25,536
South Asia, Middle East and North Africa(2)	23,925	19,945
Latin America(2)	23,070	18,571
Total revenues	$228,183	$192,014

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan
2.	No single country included in any of these regions generated more than 10% of total revenue
3.	The United States is the Company’s country of domicile. Of North America revenues, the US represents $21,925 and $24,575 during the three months ended March 31, 2024 and 2023, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	March 31,
	2024	2023
Net income	$28,974	$7,938
Depreciation and amortization	9,408	6,039
Taxes on income	13,910	9,172
Other financial income, net	(2,747)	(2,350)
EBITDA	49,545	20,799
Stock based compensation expenses(1)	15,077	16,927
M&A related expense(2)	2,375	774
Loss (gain) from change in fair value of Warrants(3)	(1,761)	252
Adjusted EBITDA	$65,236	$38,752

	Three months ended,
	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024
Net income	$7,938	$45,549	$12,825	$27,021	$28,974
Depreciation and amortization	6,039	5,909	7,116	8,750	9,408
Taxes on income	9,172	5,747	10,012	14,272	13,910
Other financial income, net	(2,350)	(4,318)	(1,137)	(3,763)	(2,747)
EBITDA	20,799	52,887	28,816	46,280	49,545
Stock based compensation expenses(1)	16,927	16,173	15,330	17,338	15,077
M&A related expense(2)	774	498	1,745	451	2,375
Loss (gain) from change in fair value of Warrants(3)	252	(13,586)	7,799	(11,824)	(1,761)
Restructuring charges(4)	—	—	4,488	—	—
Adjusted EBITDA	$38,752	$55,972	$58,178	$52,245	$65,236

1.	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
2.	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures.
3.	Changes in the estimated fair value of the warrants are recognized as gain or loss on the condensed consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
4.	We initiated a plan to reduce our workforce during the three months ended September 30, 2023, and had non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023
Numerator:
Net income	$28,974	$7,938
Denominator:
Weighted average common shares outstanding —
Basic	359,306,195	360,220,161
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	18,725,608	27,332,566
Dilutive impact of private Warrants	683,498	755,552
Weighted average common shares — diluted	378,715,301	388,308,279
Net income per share attributable to common stockholders — Basic earnings per share	$0.08	$0.02
Diluted earnings per share	$0.08	$0.02

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$587,180	$617,022
Restricted cash	7,907	7,030
Customer funds	5,920,924	6,390,526
Accounts receivable (net of allowance of $360 at March 31, 2024 and $385 at December 31, 2023)	7,224	7,980
Capital advance receivables (net of allowance of $5,357 at March 31, 2024 and $5,059 at December 31, 2023)	52,133	45,493
Other current assets	40,780	40,672
Total current assets	6,616,148	7,108,723
Non-current assets:
Property, equipment and software, net	14,896	15,499
Goodwill	19,889	19,889
Intangible assets, net	82,647	76,266
Restricted cash	6,025	5,780
Deferred taxes	16,688	15,291
Severance pay fund	821	840
Operating lease right-of-use assets	22,567	24,854
Other assets	15,804	15,977
Total assets	$6,795,485	$7,283,119
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$35,295	$33,941
Outstanding operating balances	5,920,924	6,390,526
Other payables	103,927	117,508
Total current liabilities	6,060,146	6,541,975
Non-current liabilities:
Long-term debt from related party	14,429	18,411
Warrant liability	6,794	8,555
Other long-term liabilities	52,574	49,905
Total liabilities	6,133,943	6,618,846
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at March 31, 2024 and December 31, 2023.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 377,294,480 and 368,655,185 shares issued and 355,695,854 and 357,590,493 shares outstanding at March 31, 2024 and December 31, 2023, respectively.	3,773	3,687
Treasury stock at cost, 21,598,626 and 11,064,692 shares as of March 31, 2024 and December 31, 2023, respectively.	(108,096)	(56,936)
Additional paid-in capital	752,236	732,894
Accumulated other comprehensive loss	(149)	(176)
Retained earnings (accumulated deficit)	13,778	(15,196)
Total shareholders’ equity	661,542	664,273
Total liabilities and shareholders’ equity	$6,795,485	$7,283,119

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$28,974	$7,938
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,408	6,039
Deferred taxes	(1,397)	1,806
Stock-based compensation expenses	15,077	16,927
Loss (gain) from change in fair value of Warrants	(1,761)	252
Foreign currency re-measurement loss (gain)	1,541	(416)
Changes in operating assets and liabilities:
Other current assets	(11)	(8,159)
Trade payables	1,465	(10,090)
Deferred revenue	(28)	323
Accounts receivable, net	756	2,047
Capital advance extended to customers	(80,173)	(71,184)
Capital advance collected from customers	73,533	66,266
Other payables	(12,528)	(10,414)
Other long-term liabilities	2,669	(635)
Operating lease right-of-use assets	2,287	2,335
Interest and amortization of discount on investments	(474)	—
Other assets	172	867
Net cash provided by operating activities	39,510	3,902

Cash Flows from Investing Activities
Purchase of property, equipment and software	(1,616)	(1,764)
Capitalization of internal use software	(14,055)	(7,588)
Severance pay fund distributions, net	19	23
Customer funds in transit, net	154	(53,628)
Purchases of investments in available-for-sale debt securities	(118,649)	—
Maturities and sales of investments in available-for-sale debt securities	20,000	—
Net cash inflow from acquisition of remaining interest in joint venture	—	5,953
Net cash used in investing activities	(114,147)	(57,004)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards	3,432	5,865
Outstanding operating balances, net	(469,602)	(371,338)
Borrowings under related party facility	5,378	9,842
Repayments under related party facility	(9,360)	(8,859)
Common stock repurchased	(50,961)	—
Net cash used in financing activities	(521,113)	(364,490)

Effect of exchange rate changes on cash and cash equivalents	(1,541)	515

Net change in cash, cash equivalents, restricted cash and customer funds	(597,291)	(417,077)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	7,018,367	6,386,720
Cash, cash equivalents, restricted cash and customer funds at end of period	$6,421,076	$5,969,643
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$700	$400
Internal use software capitalized but not paid	$5,216	$2,609
Common stock repurchased but not paid	$1,699	$—
Right of use assets obtained in exchange for new operating lease liabilities	$—	$2,298